                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com

   Aehr Test Systems Reports 31% Revenue Growth Year over Year in
   First Quarter of Fiscal 2018 and Reiterates Full Year Guidance

Fremont, CA (September 28, 2017) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its first quarter of fiscal 2018 ended August 31, 2017.

Fiscal First Quarter Financial Results:

- Net sales were $7.0 million, up 31% from $5.3 million in the first quarter of fiscal 2017.

- GAAP net income was $10,000, or $0.00 per diluted share, compared to a GAAP net loss of $755,000, or $0.06 per diluted share, in the first quarter of fiscal 2017.

- Non-GAAP net income was $226,000, or $0.01 per diluted share, compared to a non-GAAP net loss of $436,000, or $0.03 per diluted share, in the first quarter of fiscal 2017.

- Backlog as of August 31, 2017 was $15.2 million.


An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

First Quarter and Recent Business Highlights:

- Announced today that it received follow-on orders totaling $2.7 million from a subcontractor of its initial lead FOX-XPTM Test and Burn-in System customer. The orders include a partially populated FOX-XP system, multiple DiePak(R) carriers for their next generation devices, and multiple DiePak loader/unloaders to increase their current production capacity.

- Announced earlier this month a $900,000 order received in the first quarter from its second lead FOX-XP customer to provide additional testing capability and power handling capacity to test and burn-in new silicon photonics that will go into production next year.

- Announced in late August its first volume production order exceeding $3.0 million for multiple Advanced Burn-in and Test System (ABTSTM) thermal chambers from an OEM customer for a high-volume application.


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Aehr Test Systems Reports First Quarter Fiscal 2018 Financial Results
September 28, 2017
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- Announced during the quarter a follow-on order exceeding $1.3 million for multiple WaferPakTM contactors for its FOX-1 wafer level test systems for flash memory testing.

- Announced during the quarter a follow-on order exceeding $3.8 million for multiple ABTS test and burn-in systems from a leading multi-national manufacturer of advanced logic integrated circuits
  (ICs) for automotive devices.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"We are off to a great start for fiscal 2018. We finished the first quarter with revenue of $7.0 million, GAAP net income of a little over break-even, non-GAAP net income of $226,000, which excludes non-cash related stock-based compensation expense, and a backlog of $15.2 million. With today's order announcement for $2.7 million for our FOX-XP Test and Burn-in Solution products,this adds up to approximately $18 million in backlog early in our second quarter. We are very pleased with the installations of our new FOX-XP Multi-Wafer and Singulated Die/Module Test and Burn-in systems at our two lead customers, and both have purchased follow-on capacity and capability.

"Earlier this month, we received an order from one of these lead customers to provide additional testing capability and power handling capacity to their previously delivered FOX-XP system in order to test and burn-in new silicon photonics devices that will go into production next year.
And today we announced that we received follow-on orders from a subcontractor of our initial lead FOX-XP Test and Burn-in System customer. The orders include a partially populated FOX-XP system, multiple DiePak carriers for their next generation devices, and multiple DiePak loader/unloaders to increase their current production capacity. These newest orders continue to expand our production presence with this customer for multiple generations of devices. In addition, we have ongoing discussions with several additional companies about our new
FOX-XP platform and we are optimistic about the prospects with these prospective new customers.

"We continue to maintain our confidence in our growth forecast for the fiscal year ahead. We reiterate our previously provided financial guidance for the fiscal year ending May 31, 2018 of full year total revenue growth of at least 50% over fiscal 2017 and to be profitable for the year.

"We believe Aehr Test is very well positioned to capitalize on the market opportunities for our new products that address the needs of our customers to ensure reliability of their semiconductors, integrated modules, and systems where safety, security, and assurance of user confidence are absolutely critical."

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its first quarter fiscal 2018 operating results. To access the call dial 877-852-6576 (+1 719-325-2315 outside the United States) and give the participant pass code 4262658.
In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on October 5, 2017. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test


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Aehr Test Systems Reports First Quarter Fiscal 2018 Financial Results
September 28, 2017
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products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems, WaferPak contactors, and DiePak carriers. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors,microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables
IC manufacturers to perform test and burn-in of full wafers on Aehr
Test FOX systems. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test's website at www.aehr.com.


Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-




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Aehr Test Systems Reports First Quarter Fiscal 2018 Financial Results
September 28, 2017
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                                    Three Months Ended
                                               ----------------------------
                                                Aug 31,   May 31,   Aug 31,
                                                 2017      2017      2016
                                               --------  --------  --------
Net sales                                      $ 6,970   $ 6,683    $ 5,318
Cost of sales                                    4,052     4,075      3,112
                                               --------  --------  --------
Gross profit                                     2,918     2,608      2,206
                                               --------  --------  --------
Operating expenses:
 Selling, general and administrative             1,791     1,905      1,716
 Research and development                          955     1,309      1,060
                                               --------  --------  --------
  Total operating expenses                       2,746     3,214      2,776
                                               --------  --------  --------
  Income (loss) from operations                    172      (606)      (570)

Interest expense, net                             (107)     (141)      (178)
Other expense, net                                 (60)      (59)        (3)
                                               --------  --------  --------
  Income (loss) before income tax
  benefit (expense)                                  5      (806)      (751)

Income tax benefit (expense)                         5        11         (4)
                                               --------  --------  --------
  Net income (loss)                                 10      (795)      (755)


Less: Net income attributable to the
        Noncontrolling interest                     --        --         --

  Net income (loss) attributable to Aehr       --------  --------  --------
        Test Systems common shareholders        $   10   $  (795)   $  (755)
                                               ========  ========  ========

Net income (loss) per share
  Basic                                        $  0.00   $ (0.04)    $(0.06)
  Diluted                                      $  0.00   $ (0.04)    $(0.06)

Shares used in per share calculations:
  Basic                                         21,417    19,050     13,317
  Diluted                                       22,991    19,050     13,317




                                      -more-
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Aehr Test Systems Reports First Quarter Fiscal 2018 Financial Results
September 28, 2017
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP to Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended
                                                    --------------------------
                                                     Aug 31,  May 31,  Aug 31,
                                                      2017     2017     2016
                                                    -------- -------- ---------
GAAP net income (loss)                              $    10  $  (795)  $ (755)
Stock-based compensation expense                        216      208      319
                                                    -------- -------- --------
Non-GAAP net income (loss)                          $   226  $  (587)  $ (436)
                                                    ======== ======== ========

GAAP net income (loss) per diluted share            $  0.00  $ (0.04)  $(0.06)
                                                    ======== ======== ========
Non-GAAP net income (loss) per diluted share        $  0.01  $ (0.03)  $(0.03)
                                                    ======== ======== ========
Shares used in GAAP diluted shares calculation       22,991   19,050   13,317
                                                    ======== ======== ========
Shares used in non-GAAP diluted shares calculation   22,991   19,050   13,317
                                                    ======== ======== ========

______________________________________________________________________


Non-GAAP net income (loss) is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (loss) (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.


                                   -more-












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Aehr Test Systems Reports First Quarter Fiscal 2018 Financial Results
September 28, 2017
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                                    (in thousands)
                                     (unaudited)

                                                       August 31,   May 31,
                                                         2017        2017
                                                       --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                             $13,993     $17,803
  Accounts receivable, net                                6,049       4,010
  Inventories                                             9,020       6,604
  Prepaid expenses and other                              2,050         961
                                                       --------    --------
      Total current assets                               31,112      29,378

Property and equipment, net                               1,140       1,419
Other assets                                                 95          95
                                                       --------    --------
      Total assets                                      $32,347     $30,892
                                                       ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $ 3,473     $ 2,808
  Accrued expenses                                        1,572       1,609
  Customer deposits and deferred revenue, short-term      3,782       3,467
                                                       --------    --------
      Total current liabilities                           8,827       7,884

Long-term debt                                            6,110       6,110
Deferred revenue, long-term                                  97         104
                                                       --------    --------
     Total liabilities                                   15,034      14,098

Aehr Test Systems Shareholders' equity                   17,332      16,813
Noncontrolling interest                                     (19)        (19)
                                                       --------    --------
      Total shareholders' equity                         17,313      16,794
                                                       --------    --------
      Total liabilities and shareholders' equity        $32,347     $30,892
                                                       ========    ========








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